UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011
ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2011, the Board of Directors of Alere Inc., or the Company, adopted an annual process for awarding incentive compensation packages, known as the Annual Executive Incentive Compensation Process, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Under the Annual Executive Incentive Compensation Process, certain executives and managers will be eligible to receive, upon satisfaction of applicable performance conditions and subject to future approval and grant by the Compensation Committee or the Board of Directors, option awards and cash awards on an annual basis. Applicable performance conditions cover a broad range of the Company’s business goals, including financial, strategic, operational, organizational and other criteria, and will vary from year to year and individual to individual. Any option and cash awards granted as part of the process will be based on a number of shares of our common stock determined for each participant on an annual basis. Option awards will have an exercise price equal to the fair market value of our common stock on the date of grant and will vest over four years from the date of grant. Cash awards will be based on the appreciation in the price of our common stock (as determined by management in its discretion) during the applicable calendar year and will vest in 3 equal annual installments with the first payment made during February of the year following the applicable calendar year.
For 2011, approximately 150 executives and managers are participating in the Annual Executive Incentive Compensation Process, including the following named executive officers of the Company: David Teitel, John Bridgen, Ph.D. and Tom Underwood. If performance conditions are met during 2011, each of Mr. Teitel, Dr. Bridgen and Mr. Underwood will be eligible to receive in 2012, subject to approval and grant by the Company’s Compensation Committee, option awards and cash awards based upon 10,000, 12,000 and 12,000 shares of the Company’s common stock, respectively. The option awards and cash awards will be in the form described in the Annual Executive Incentive Compensation Process and the options are expected to be granted under the Company’s 2010 Stock Option and Incentive Plan. Performance conditions applicable to the awards to the named executive officers, as well as the other participants, will be of the types described or listed in the Annual Executive Incentive Compensation Process. The performance conditions applicable to the proposed awards to the named executive officers include an earnings per share target, a free cash flow target, an organic growth target and Mr. Underwood’s proposed awards are also subject to similar financial performance measures applicable to his business unit.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Alere Inc. Annual Executive Incentive Compensation Process
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.
Date: February 9, 2011	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Alere Inc. Annual Executive Incentive Compensation Process